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As filed with the Securities and Exchange Commission on December 9, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LECG CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	8742	81-0569994
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2000 Powell Street
Emeryville, California 94608
(510) 985-6700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

David J. Teece
Chairman
LECG Corporation
2000 Powell Street
Emeryville, California 94608
(510) 985-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mario M. Rosati, Esq. Mark L. Reinstra, Esq. Alexander D. Phillips, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300	James A. Hutchinson, Esq. Brian J. Lynch, Esq. Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W. Washington, DC 20004 (202) 637-5600	Steven B. Stokdyk, Esq. Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, CA 90067 (310) 712-6600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-120342

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, $0.001 par value	$6,307,750	$800.00

(1)
Estimated solely for the purpose of computing the amount of the registration fee. The estimate is made pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2)
The Registrant previously registered an aggregate $69,161,000 worth of Common Stock on a Registration Statement on Form S-1 (File No. 333-120342), for which a filing fee of $8,763 was previously paid upon the filing of such Registration Statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement is being filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-120342), originally filed by the Registrant on November 10, 2004 (the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement are hereby incorporated by reference.

CERTIFICATION

        The Registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on December 10, 2004), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than December 10, 2004.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, LECG Corporation has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Emeryville, California on the 9th day of December, 2004.

LECG CORPORATION
By:	/s/ DAVID J. TEECE David J. Teece Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID J. TEECE David J. Teece	Chairman of the Board of Directors and Director (Principal Executive Officer)	December 9, 2004
*DAVID P. KAPLAN David P. Kaplan	President and Director	December 9, 2004
/s/ JOHN C. BURKE John C. Burke	Chief Financial Officer (Principal Financial Officer)	December 9, 2004
/s/ GARY S. YELLIN Gary S. Yellin	Chief Accounting Officer (Principal Accounting Officer)	December 9, 2004
*MICHAEL R. GAULKE Michael R. Gaulke	Director	December 9, 2004
*MICHAEL J. JEFFERY Michael J. Jeffery	Director	December 9, 2004
*WILLIAM W. LIEBECK William W. Liebeck	Director	December 9, 2004
*WILLIAM J. SPENCER William J. Spencer	Director	December 9, 2004
*WALTER H.A. VANDAELE Walter H.A. Vandaele	Director	December 9, 2004
*RUTH M. RICHARDSON Ruth M. Richardson	Director	December 9, 2004
*DAVID T. SCHEFFMAN David T. Scheffman	Director	December 9, 2004
*BY: /s/ DAVID J. TEECE David J. Teece (Attorney-In-Fact)(1)

(1)
The Power of Attorney granted by each director was filed as an exhibit to the Prior Registration Statement

Exhibit Index

Exhibit Number	Description
*1.1	Form of Underwriting Agreement
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Counsel (included in exhibit 5.1)
*24.1	Power of Attorney
*24.2	Power of Attorney of Michael J. Jeffery

*
Incorporated by reference from the Prior Registration Statement

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CERTIFICATION
Signatures
Exhibit Index